Exhibit 99.06
Page 1

Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended December
	As Reported				Adjusted[1]
	2019	2018	Change	Weather Adjusted Change	2018	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	46,185	49,539	(6.8)%		46,943	(1.6)%

Total Retail Sales-	34,254	37,973	(9.8)%	(8.2)%	35,529	(3.6)%	(2.1)%
Residential	10,738	12,475	(13.9)%	(9.7)%	11,281	(4.8)%	(0.6)%
Commercial	11,324	12,346	(8.3)%	(7.7)%	11,510	(1.6)%	(1.1)%
Industrial	12,022	12,949	(7.2)%	(7.2)%	12,542	(4.1)%	(4.1)%
Other	170	203	(16.3)%	(16.1)%	196	(13.4)%	(13.1)%

Total Wholesale Sales	11,931	11,566	3.2%	N/A	11,414	4.5%	N/A

	Year-to-Date December
	As Reported				Adjusted[1]
	2019	2018	Change	Weather Adjusted Change	2018	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	196,488	212,144	(7.4)%		200,353	(1.9)%

Total Retail Sales-	148,461	162,182	(8.5)%	(8.4)%	151,049	(1.7)%	(1.8)%
Residential	48,528	54,590	(11.1)%	(10.7)%	49,070	(1.1)%	(0.8)%
Commercial	49,101	53,451	(8.1)%	(8.6)%	49,623	(1.1)%	(1.6)%
Industrial	50,106	53,341	(6.1)%	(6.1)%	51,584	(2.9)%	(2.9)%
Other	726	800	(9.1)%	(9.0)%	772	(5.8)%	(5.7)%

Total Wholesale Sales	48,027	49,962	(3.9)%	N/A	49,304	(2.6)%	N/A

Notes

(1) Kilowatt-hour sales comparisons to the prior year were significantly impacted by the disposition of Gulf Power Company on January 1, 2019. These 2018 kilowatt-hour sales and changes exclude Gulf Power Company.

Exhibit 99.06

Southern Company
Customers
(In Thousands of Customers)

	Period Ended December
	2019	2018	Change
Regulated Utility Customers-
Total Utility Customers-	8,543	8,933	(4.4)%
Total Traditional Electric[1]	4,266	4,685	(8.9)%
Southern Company Gas	4,277	4,248	0.7%

Notes

(1) Includes approximately 463,000 customers at December 31, 2018 related to Gulf Power Company, which was sold on January 1, 2019.